Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated February 20, 1995 included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.


                                                        ARTHUR ANDERSEN LLP

New York, New York
June 16, 1995